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                                                                   EXHIBIT 10.5





_______________________________________________________________________________


                         NDE ENVIRONMENTAL CORPORATION
                              PUT OPTION AGREEMENT


_______________________________________________________________________________


                          DATED AS OF OCTOBER 25, 1996





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                               TABLE OF CONTENTS


SECTION 1.       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.       PUT OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.1     PUT OPTION EXERCISE PERIOD.   . . . . . . . . . . . . 2
                 2.2     MANNER OF EXERCISE.   . . . . . . . . . . . . . . . . 2
                 2.3     REPURCHASE PRICE. . . . . . . . . . . . . . . . . . . 2
                 2.4     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 3
                 2.5     CLOSING AND PAYMENT.    . . . . . . . . . . . . . . . 4

SECTION 3.       MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . . 4
                 3.1     RULES OF CONSTRUCTION.    . . . . . . . . . . . . . . 4
                 3.2     NOTICES.    . . . . . . . . . . . . . . . . . . . . . 4
                 3.3     SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . 4
                 3.4     SEVERABILITY.   . . . . . . . . . . . . . . . . . . . 4
                 3.5     AMENDMENTS.   . . . . . . . . . . . . . . . . . . . . 5
                 3.6     GOVERNING LAW.    . . . . . . . . . . . . . . . . . . 5






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                              PUT OPTION AGREEMENT


         This is the PUT OPTION AGREEMENT dated as of October 25, 1996 ("Agreement") by and between NDE ENVIRONMENTAL CORPORATION ("NDE"), a Delaware corporation and BANC ONE CAPITAL PARTNERS, L.P. ("BOCP"), an Ohio limited partnership, provided for in and entered into pursuant to the NOTE AND WARRANT PURCHASE AGREEMENT , as amended, restated, supplemented or otherwise modified from time to time ("Agreement") by and among BOCP, as purchaser, and NDE, TANKNOLOGY/NDE CORPORATION, USTMAN INDUSTRIES, INC., PROECO, INC., and TANKNOLOGY CANADA (1988), INC.

         NDE, together with its successors and assigns, is referred to as the "Company" and BOCP, together with its successors and assigns, is referred to as the "Holder." The Company and the Holder are referred to collectively as the "Parties" and individually as a "Party."

         THIS AGREEMENT IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE PURCHASE AGREEMENT.

         In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.



         SECTION 1.       DEFINITIONS

All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Purchase Agreement. The terms defined in the Purchase Agreement that are used with such definitions in this Agreement include:

"Adjusted Permitted Indebtedness"
"Affiliate"
"Applicable Law"
"Business Days"
"Capital Stock"
"Change of Control"
"Common Shares"
"Convertible Securities"
"Convertible Shares"
"Disposition"
"EBITDA"
"Event of Default"
"Financial Statements"
"Qualified Public Offering"





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"Non-Surviving Combination"
"Permitted Indebtedness"
"Warrants"
"Warrant Shares"

         SECTION 2.       PUT OPTION.

              2.1 PUT OPTION EXERCISE PERIOD. Unless and until an Qualified Public Offering has occurred, the Holder shall have the option (the "Put Option") to require the Company to purchase all, but not less than all, of Warrants and Put Shares (as defined in this Agreement), if any, at any time after the earlier of the following to occur ("Put Event"):

                 (a)      December 31, 2001;

                 (b) an Event of Default has occurred with respect to the Note and has not been cured;

                 (c)      a Change of Control; and

                 (d)      a Non-Surviving Combination.

              2.2 MANNER OF EXERCISE. The Put Option may be exercised by the Holder giving Notice to the Company that the Holder elects to sell the Warrants and Put Shares then held by the Holder to the Company ("Put Date") at the repurchase price set forth in Section 2.3 (the "Repurchase Price"). Such Notice of election by the Holder shall be irrevocable. Upon final determination of the Repurchase Price as set forth in Section 2.3, the Company shall be required to repurchase all of the Warrants and Put Shares, if any, then held by the Holder. The Company shall not be obligated to repurchase the Warrants and Put Shares, if any, if the Company shall be unable to do so without a breach or violation of the provisions of Applicable Law or any agreement with respect to its Senior Indebtedness. Notwithstanding the foregoing, the Company shall use all reasonable efforts to remove all limitations upon its ability to repurchase the Warrants and Put Shares, if any, such obligation shall remain a continuing obligation of the Company and the Company shall repurchase the Warrants and Put Shares, if any, immediately after all such limitations have been removed.

              2.3 REPURCHASE PRICE. The "Repurchase Price" per Put Share shall be equal to the Valuation Amount per share of Outstanding Shares determined as of the Put Date. With respect to unexercised Warrants, the Repurchase Price shall be an amount equal to the Repurchase Price of the Common Shares ultimately issuable upon the exercise of such Warrants, reduced by the then applicable Exercise Price of such Warrants. With respect to Convertible Securities owned by or issuable to the Holder, the Repurchase Price shall an amount equal to the Repurchase Price of the Common Shares ultimately issuable upon the exercise or conversion of such Convertible Securities, reduced in each case by any applicable exercise price or other cost of exercise or conversion payable by the Holder.





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          2.4         DEFINITIONS.   For purposes of this Section the
following terms shall have the following meanings:

         "Valuation Amount" means, as of any date of determination, the Capitalized Earnings Amount, unless a greater Market Determined Value Amount is determinable with respect to such date of determination, in which case "Valuation Amount" means the greater amount (if applicable).

         "Capitalized Earnings Amount"means, as of any date of determination, an amount equal to five (5) times EBITDA (i) reduced by an amount sufficient to pay in full all of the then outstanding Adjusted Permitted Indebtedness (including all accrued but unpaid interest with respect thereto), and (ii) increased by the amount of cash and the fair market value of all marketable securities reflected on the most recent Financial Statements of the Company as of the date of determination.

         "Holder's Shares" means as of any date of determination the sum of (A) all Common Shares then owned of record by the Holder, which were acquired pursuant to any Related Document, (B) the maximum number of Common Shares then issuable to the Holder upon the full exercise of the Warrant, assuming the full exercisablity of the Warrants as of that date, and (C) the maximum number of Common Shares then issuable to the Holder upon the full conversion or exercise of all Convertible Securities then owned by the Holder or issuable to the Holder upon the full exercise of the Warrants, which were acquired pursuant to any Related Document, assuming the full convertibility or exercisablity of the Convertible Securities and Warrants as of that date.

         "Market Determined Value Amount" means, with respect to any Put Date, the fair market value of the then outstanding Capital Stock determined by the Appraiser based solely upon a Trigger Event the closing of which has occurred within six (6) months immediately preceding the Put Date or that will occur pursuant to an agreement or letter of intent in effect as of the Put Date and assuming the payment in full of all outstanding Permitted Indebtedness, and determined without giving consideration to the tax consequences of such sale to the seller.

         "Appraiser" means, with respect to any determination of the Market Determined Value Amount, an independent appraiser (which shall be an accounting firm or investment banking firm that is not an Affiliate of either the Company or the Holder) selected in the manner provided for in this definition. Within ten (10) days after the exercise of the Put Option, the Company and the Holder shall endeavor in good faith to select a mutually acceptable Appraiser. If no such Appraiser is mutually selected within such time period or such longer time period as the Company and the Holder shall mutually agree upon, then within ten (10) days thereafter, the Company and the Holder shall each designate an investment banking firm that is not an Affiliate of either the Company or the Holder, and within ten (10) days thereafter, such investment banking firms shall mutually select the Appraiser. The Company shall pay the reasonable fees and expenses of the Appraiser, and, if applicable, the Company and the Holder shall each pay the fees and expenses of the investment banking firm designated by each of them for the purpose of selecting the Appraiser.





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         "Trigger Event" means any of the following events:  (i) a Qualified
Public Offering; (ii) a Change of Control; (iii) a Disposition; or (iv) a Non-Surviving Combination.

         "Put Shares" means as of any date of determination the sum of (A) all Common Shares purchased by the Holder pursuant to any of the Related Documents and then owned of record by the Holder, (B) the maximum number of Common Shares then issuable to the Holder upon the full exercise of the Warrants, assuming the full exercisablity of the Warrant as of that date, and (c) the maximum number of Common Shares then issuable to the Holder upon the full conversion or exercise of all Convertible Securities acquired pursuant to any Related Document then owned by the Holder or issuable to the Holder upon the full exercise of the Warrants, assuming the full convertibility or exercisablity of the Convertible Securities and Warrants as of that date.

          "Outstanding Shares" means as of any date of determination the sum of
(A) all Common Shares (other than Common Shares then owned by the Holder) outstanding as of such date, and (B) all Holder's Shares deemed to be outstanding as of such date

              2.5 CLOSING AND PAYMENT. The closing for the repurchase of the Warrant or Warrant Shares by the Company pursuant to this Section 2 shall occur within five (5) Business Days following the date of the determination of the Repurchase Price which shall be payable by the Company by delivery of a certified or cashiers' check to the Holder.

         SECTION 3.       MISCELLANEOUS.

              3.1 RULES OF CONSTRUCTION. The rules of construction set forth in Section 12(i) of the Purchase Agreement are applicable to this Agreement.

              3.2 NOTICES. The notice provisions set forth in Section 12(j) of the Purchase Agreement are applicable to this Agreement.

              3.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Holder hereunder may not be assigned or otherwise transferred, except (i) in connection with the assignment of all of the unexercised Warrants as provided for in the Warrant Certificate, (ii) in connection with the sale of all, but not less that all of the Warrants and Put Shares, or (iii) with the express written consent of the Company.

              3.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.




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              3.5         AMENDMENTS.  Any amendment or modification of this
Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the Parties hereto. Any waiver by a Party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such Party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

              3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

         The parties have executed and delivered this Agreement effective as of the day and year first above written.


COMPANY:                               HOLDER:

NDE ENVIRONMENTAL CORPORATION          BANC ONE CAPITAL PARTNERS, L.P.

                                       By: BOCP Corporation, General Partner
By: /s/ JAY ALLEN CHAFFEE
   --------------------------          By: /s/ JAMES H. WOLFE
        Jay Allen Chaffee,                ----------------------------------
        Chairman of the Board                  James H. Wolfe

                                       Its:    Authorized Signer
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